CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2013

REDWOOD MORTGAGE CORP.
and Subsidiaries

1825 S. Grant Street, Suite 250
San Mateo, CA 94402
Phone 650-365-5341                                           Fax 650-364-3978

REDWOOD MORTGAGE CORP.
and Subsidiaries
CONSOLIDATED BALANCE SHEET
September 30, 2013

CONTENTS

Page No.

Independent Auditor’s Report                                                                                                                                                               1

Consolidated Balance Sheet                                                                                                                                                                    2

Notes to the Consolidated Balance Sheet                                                                                                                                       3 - 15

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Redwood Mortgage Corp.
San Mateo, California

We have audited the consolidated balance sheet of Redwood Mortgage Corp. and Subsidiaries (the "Company") as of September 30, 2013 and the related notes to the financial statement.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this consolidated financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this consolidated financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. and Subsidiaries as of September 30, 2013, in accordance with accounting principles generally accepted in the United States of America.

/s/ ArmaninoLLP

San Ramon, California

January 22, 2014

REDWOOD MORTGAGE CORP.
and Subsidiaries
CONSOLIDATED BALANCE SHEET
September 30, 2013

ASSETS

Cash and cash equivalents	$1,645,410
Receivables, due from affiliates/related parties
Mortgage servicing fees	336,096
Other	455,887
Prepaid expenses	68,319
Loans
Secured by deeds of trust	—
Unsecured principal, net of discount of $5,958	300,000
Allowance for loan losses	—
Net loans	300,000

Real estate owned (REO) held as investment, net	3,086,905
Advances, RMI IX, syndication costs	1,920,904
Brokerage-related rights, loan originations, net	5,504,481
Investments in affiliates	176,484
Fixed assets, net	60,317
Total assets	$13,554,803

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Accounts payable	$352,241
Accrued compensated absences	174,225
Accrued liabilities, other	82,776
Due to related parties	106,408
Mortgage notes payable	1,514,451
Loans (formation) from affiliates, net	6,573,721
Deferred income taxes	1,567,000
Total liabilities	10,370,822

Stockholders’ equity
Common stock: 100,000 shares authorized,
1,000 shares issued and outstanding at stated value	4,000
Additional paid-in capital	550,152
Retained earnings	2,629,829
Total stockholders’ equity	3,183,981

Total liabilities and stockholders’ equity	$13,554,803

The accompanying notes are an integral part of the consolidated balance sheet

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (“RMC”) and its wholly-owned subsidiaries Gymno LLC (“Gymno”) and Weeks LLC (“Weeks”) are owned by Michael R. Burwell (“Burwell”), the D. Russell Burwell and Carol E. Burwell 1994 Irrevocable Trust (the “Trust”) and a related Burwell family trust.

RMC, Gymno and Burwell are the general partners in Redwood Mortgage Investors VIII (“RMI VIII”). RMC and Gymno are the managing members of a Delaware limited liability company, Redwood Mortgage Investors IX, LLC (“RMI IX”). Gymno and Burwell are the general partners of four other affiliated limited partnerships – Redwood Mortgage Investors IV, V, VI and VII (“RMI IV, V, VI and VII”).

The rights, duties and powers of the general and limited partners of the partnerships are governed by the limited partnership agreements and Sections 15900 et seq. of the California Corporations Code, known as the California Uniform Limited Partnership Act of 2008 (Re-RULPA). The rights, duties and powers of the members and the manager of RMI IX are governed by the operating agreement for RMI IX and Title 6, Chapter 18 of the Delaware Code, as amended, known as the Delaware Limited Liability Company Act, and Sections 17708.01 – 11708.09 of the California Corporations Code.

The partnerships own membership interests in wholly-owned subsidiaries formed to acquire REO and the rights, duties and powers of the members are governed by those operating agreements and Sections 17701.01 et seq. of the California Corporations Code, known as the California Revised Uniform Limited Liability Company Act (RULLCA).

RMC, Burwell and Gymno, as the general partners, were each entitled to one-third of one percent of the profits and losses of RMI VIII. Beginning with calendar year 2010, and continuing until January 1, 2020, RMC and Gymno each assigned to Burwell, its one-third of one percent of the profits and losses in RMI VIII, in exchange for Burwell assuming the general partners’ equity deficit in RMI VIII. Gymno, as general partner of RMI IV, V, VI and VII, is entitled to two-thirds of one percent of the profits and losses of each. Burwell is also a general partner in these entities and is entitled to one-third of one percent of the profits and losses of each. RMC and Gymno, as the managing members of RMI IX, are each entitled to one-half of one percent of the profits and losses.

RMC, as a real estate broker licensed with the State of California, arranges and services loans with various maturities for RMI VIII, the four other affiliated limited partnerships and RMI IX, all of which were organized to engage in business as mortgage lenders for the primary purpose of making loans secured by deeds of trust on California real estate. From time to time RMC, from its own account, may fund loans and later assign them to affiliates. As of September 30, 2013, RMC was servicing a loan portfolio of approximately $71,986,000 and total assets of $247,570,000 (which includes real estate owned (REO) of $195,563,000) primarily for the affiliated limited partnerships and RMI IX.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated balance sheet includes the accounts of RMC, Gymno and Weeks at September 30, 2013. All significant intercompany transactions and balances have been eliminated in consolidation. RMC and its subsidiaries (collectively the “Company”) operate on a fiscal year ending September 30.

RMC is required by California regulations to maintain "trust accounts" to service mortgage investments made principally by the aforementioned five limited partnerships and RMI IX. The accompanying consolidated balance sheet does not include the activities, nor the balance, of the trust accounts maintained by RMC.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The accompanying consolidated balance sheet was prepared in conformity with accounting principles generally accepted in the United States of America.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans, (which itself requires determining the fair value of the collateral), the valuation of real estate held as investment, at acquisition and subsequently, and the valuation of brokerage-related rights. Actual results could differ significantly from these estimates.

Collateral fair values are reviewed quarterly and the protective equity for each loan is computed. As used herein, “protective equity” is the arithmetic difference between the fair value of the collateral, net of any senior liens, and the loan balance, where “loan balance” is the sum of the unpaid principal, advances and the recorded interest thereon.  The fair value of the collateral is determined by exercise of judgment based on management’s experience informed by appraisals (from licensed appraisers), brokers’ opinion of values, and publicly available information on in-market transactions.

Appraisals of commercial real property generally present three approaches to estimating value: 1) market-comparables or sales approach; 2) cost to replace and 3) capitalized cash flows or investment approach. These approaches may or may not result in a common, single value. The market-comparables approach may yield several different values depending on certain basic assumptions, such as, determining highest and best use (which may or may not be the current use); determining the condition (e.g. as-is, when-completed, or for land when-entitled); and determining the unit of value (e.g. as a series of individual unit sales or as a bulk disposition).

Management is acquainted with market participants – investors, developers, brokers, lenders – that are useful, relevant secondary sources of data and information regarding valuation and valuation variability. These secondary sources may have familiarity with and perspectives on pending transactions, successful strategies to optimize value, and the history and details of specific properties - on and off the market – that enhance the process and analysis that is particularly and principally germane to establishing value in distressed markets and/or property types (such as land held for development and for units in a condominium conversion). Multiple inputs from different sources often collectively provide the best evidence of fair value. In these cases expected cash flows would be considered alongside other relevant information.

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less. Periodically, the Company maintains cash balances at financial institutions in excess of federally insured limits.

Loans, advances and interest income

Loans and advances generally are stated at the unpaid principal balance (principal). Management has discretion to pay amounts (advances) to third parties on behalf of borrowers to protect RMC’s interest in the loan. Advances include, but are not limited to, the payment of interest and principal on a senior lien to prevent foreclosure by the senior lien holder, property taxes, insurance premiums, and attorney fees. Advances generally are stated at the unpaid balance and accrue interest until repaid by the borrower.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans, advances and interest income (continued)

RMC may on occasion fund a specific loan origination net of an interest reserve to insure timely interest payments at the inception (typically for one to two years) of the loan. As monthly interest payments become due, RMC funds the payments into the affiliated trust account.

If, based upon current information and events, it is probable RMC will be unable to collect all amounts due according to the contractual terms of the loan agreement; a loan may be designated as impaired. Impaired loans are included in management’s periodic analysis of recoverability. Any subsequent payments on impaired loans are applied to late fees and then to reduce first the accrued interest, then advances, and then unpaid principal balances.

RMC may negotiate and enter into contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments which can delay and/or alter the loan’s cash flow and delinquency status.

Interest is accrued daily based on the principal of the loans. An impaired loan continues to accrue as long as the loan is in the process of collection and is considered to be well-secured. Loans are placed on non-accrual status at the earlier of management’s determination that the primary source of repayment will come from the foreclosure and subsequent sale of the collateral securing the loan (which usually occurs when a notice of sale is filed) or when the loan is no longer considered well-secured. When a loan is placed on non-accrual status, the accrual of interest is discontinued; however, previously recorded interest is not reversed. A loan may return to accrual status when all delinquent interest and principal payments become current in accordance with the terms of the loan agreement.

Allowance for loan losses

Loans and the related accrued interest and advances are analyzed on a periodic basis for ultimate recoverability.  Delinquencies are determined based upon contractual terms. For impaired loans, a provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, such that the net carrying amount (unpaid principal balance, plus advances, plus accrued interest less the specific allowance) is reduced to the present value of future cash flows discounted at the loan’s effective interest rate, or, if a loan is collateral dependent, to the estimated fair value of the related collateral net of any senior loans, which would include costs to sell in arriving at net realizable value if planned disposition of the asset securing a loan is by way of sale.

Real estate owned (REO) held as investment

REO held as investment includes real estate acquired through purchase or foreclosure not being marketed for sale and is either being operated as rental properties or is idle property awaiting more favorable market conditions. REO held as investment is recorded at acquisition, if acquired by foreclosure, at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property’s estimated fair value, less estimated costs to sell, as applicable. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

REO held as investment that is being operated as a rental is depreciated on a straight-line basis over 39 years once the asset is placed in service.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Brokerage-related rights, loan originations, net / formation loans

RMC recognized as an asset, (“brokerage-related rights, loan originations, net”) the right to act as the broker in originating mortgage loans for RMI VIII, four other affiliated limited partnerships and RMI IX. Such rights result in brokerage commissions to RMC when a loan is funded and mortgage servicing fees during the time the loan is outstanding. The initial cost of these rights are capitalized in the accounts of RMC, and are based on the payments for commissions and fees made to broker-dealers on behalf of RMI VIII, the four other affiliated limited partnerships or RMI IX for investments by limited partners and members. The brokerage-related rights are being amortized over the anticipated 25-year period brokerage commissions and fees are expected to be earned. The brokerage-related rights for RMI IV, V, and VI are fully amortized. RMI IX’s offering is ongoing and it may continue up to December 4, 2015.

RMC financed the payments of commissions to broker-dealers for investments received during the offering period by borrowing (“the formation loans”) from RMI VIII, the four other affiliated limited partnerships, and RMI IX. The formation loans are non-interest bearing and are repaid equally over an approximate ten-year period commencing the year after the close of an offering. Interest has been imputed at the market rate of interest in effect in the years the offerings closed.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the debt on the related formation loan is forgiven, and would be an offset to any impairment resulting to the asset recognized for brokerage-related rights.

Fixed assets

Fixed assets generally are stated at cost. Depreciation and amortization are computed on a straight-line basis over estimated useful lives ranging from 3 to 7 years.

Income taxes

The Company files its income tax returns on a consolidated basis. Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

The Company evaluated its current tax positions and has concluded that as of September 30, 2013, the Company does not have any significant uncertain tax positions for which a reserve would be necessary.

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

Brokerage-related rights, loan originations, net/formation loans

Brokerage-related rights are summarized in the following table at September 30, 2013.

	Brokerage-Related	Accumulated		Years
Partnership/LLC	Rights	Amortization	Net	Remaining
RMI VII	914,413	(904,720)	9,693	1
RMI VIII	16,493,460	(11,806,126)	4,687,334	21
RMI IX	978,949	(171,495)	807,454	25
Total	$18,386,822	$(12,882,341)	$5,504,481

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Brokerage-related rights, loan originations, net/formation loans (continued)

Additions to the brokerage-related rights (RMI IX only), net of discount, for the fiscal year ended September 30, 2013 were $120,757. The reduction of brokerage-related rights related to RMI VIII of $1,140,975 during the fiscal year ended September 30, 2013, resulted from changes to the repayment terms of the formation loan.

Estimated amortization expense for each of the next five years and thereafter is presented in the following table.

Year ending September 30,
2014	$709,131
2015	629,738
2016	549,550
2017	486,049
2018	454,880
Thereafter	2,675,133
$5,504,481

RMC has determined no allowance for impairment was required against its brokerage-related rights.

The formation loans are non-interest bearing and are being repaid equally over an approximate ten-year period commencing the year after the close of a partnership offering. Interest has been imputed at the market rate of interest in effect during the offerings. The effective interest rates ranged between 3.25% and 7.752%.

RMC acts as the broker in originating mortgage loans for RMI VIII and RMI IX, as well as for the other affiliated partnerships (RMI IV – VII). The corresponding brokerage commissions paid by borrowers from mortgage loans made by these funds are the primary source of cash used to repay the formation loans.

RMI VIII was prohibited by its lending banks from originating new loans under the terms of an Amended and Restated Loan Agreement dated October 2010, and a preceding forbearance agreement that was in effect in the fourth quarter of 2009, until the bank loan was repaid in full, September 2012. The amended loan and forbearance agreements were the result of a technical (i.e. non-payment) covenant default under the original loan. As a result, RMC was deprived of the opportunity to receive brokerage commissions on loans by RMI VIII for the period from the fourth quarter of 2009 continuing through September 30, 2012, a period of almost three years.

During that period, despite receiving no loan brokerage commissions, RMC continued to make the annual formation loan payments of approximately $1.8 million per year (or $5.4 million for the three years) from its own cash reserves that existed as of the date of the forbearance agreement. RMC believes it has a reasonable argument for suspending the annual formation loan payments during the period of prohibited lending, but RMC elected not to make such a proposal at that time and, instead, continued to make annual formation loan payments due to concerns that the lending banks would view nonpayment of the formation loan as another technical loan default that might have led to a “distressed sale” liquidation of RMI VIII’s assets, resulting in substantial loss of limited partners’ capital.

The bank loan was fully repaid as of September 2012 and RMC proposed December 2012, a temporary suspension of annual formation loan payments, for the three-year period then beginning, which is a period commensurate with the period during which lending by RMI VIII was prohibited and RMC was deprived of loan brokerage commissions.  The temporary suspension resulted in an extension of the repayment terms equal to the suspension period.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Brokerage-related rights, loan originations, net/formation loans (continued)

RMC will continue to make payments due on its RMI IX formation loan as no disruption of lending has occurred in this fund.

The formation loans are due as summarized in the following table, as of September 30, 2013.

Year ending September 30,	RMI VIII	RMI IX (1)	Total
2014	$—	$93,141	$93,141
2015	—	93,141	93,141
2016	1,898,136	93,141	1,991,277
2017	1,674,153	93,141	1,767,294
2018	1,322,500	93,141	1,415,641
Thereafter	2,732,222	547,584	3,279,806
Total borrowings	7,627,011	1,013,289	8,640,300
Less discount on imputed interest	(1,934,953)	(131,626)	(2,066,579)
Total loans (formation), net of discount	$5,692,058	$881,663	$6,573,721

(1)	The amounts are based upon the loan balance at December 31, 2012 and September 30, 2013.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the debt on the related formation loan is forgiven, and would be an offset to any impairment resulting to the asset recognized for brokerage-related rights.

RMC at its sole discretion may make earlier than required payments on the loans, and any such prepayments are applied against the earliest payment due. All prepayments are reflected in the table above.

The following commissions and fees are paid by borrowers to RMC.

Brokerage commissions, loan originations

RMC earns brokerage commissions in connection with the review, selection, evaluation, negotiation and extension of mortgage loans for the affiliated partnerships and RMI IX, in an amount not to exceed four percent of the total partnership or RMI IX assets per year. The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships or RMI IX. During 2013 RMC received approximately $543,000 of loan commissions.

Other fees

The agreements for the limited partnerships and RMI IX provide for other fees such as loan processing, escrow, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to RMC.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

The following fees are paid by affiliates to RMC.

Mortgage servicing fees

RMC earns mortgage servicing fees of up to 1.5% annually of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located from RMI VIII and the four other affiliated partnerships. Historically, RMC charged one percent annually, and at times waived additional amounts to improve the partnership’s earnings. Such fee waivers were not made for the purpose of providing the partnerships or RMI IX with sufficient funds to satisfy withdrawal requests, nor were such waivers made in order to meet any required level of distributions, as the partnerships and RMI IX have no such required level of distributions. RMC does not use any specific criteria in determining the amount of fees, if any, to be waived. The decision to waive fees and the amount, if any, to be waived, is made by RMC in its sole discretion.  Unpaid mortgage servicing fees as of September 30, 2013 were approximately $336,000, primarily on impaired loans, payable when the loan is paid or at foreclosure.

RMC earns mortgage servicing fees of up to 0.25% annually from RMI IX of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.

Loan administrative fees

RMC earns a loan administrative fee in an amount up to one percent of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of potential loans. Loan administrative fees are payable by RMI IX upon the closing of each loan.

Asset management fees

RMC, as a general partner or a managing member, earns monthly asset management fees for managing RMI VIII and RMI IX’s loan portfolios and operations. RMC earned approximately $384,000 of asset management fees during the 2013 fiscal year.  Gymno earned asset management fees of approximately $222,000 as a general partner/manager of RMI IV, V, VI, VII VIII and IX.

RMC and Gymno waived approximately $119,000 in asset management fees for RMI IX during the Company’s 2013 fiscal year. Such fee waivers were not made for the purpose of providing RMI IX with sufficient funds to satisfy withdrawal requests, nor were such waivers made in order to meet any required level of distributions, as RMI IX has no such required level of distributions. The managers do not use any specific criteria in determining the amount of fees, if any, to be waived. The decision to waive fees and the amount, if any, to be waived, is made by the managers in their sole discretion.

Interests in profit and losses

RMC and/or Gymno, as a general partner or manager of RMI IV, V, VI, VII, VIII and RMI IX, are allocated a portion of the 1% allocation of profit and losses per the operating agreements and such other agreements as may subsequently be made among the general partners or managers.  RMC’s and Gymno’s allocations of profits and losses were $36,177 for the year ended September 30, 2013.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Reimbursement of expenses

RMC is reimbursed by RMI IV, V, VI, VII, VIII, and IX for operating expenses incurred on behalf of the partnerships/LLC, including without limitation, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners/members, and out-of-pocket general and administrative expenses. The decision to request reimbursement of any qualifying charges is made by RMC in its sole discretion. Reimbursed operating expenses were $1,705,000 for the fiscal year ended September 30, 2013. To the extent some operating expenses incurred on behalf of RMI IV, V, VI, VII, VIII and IX were not charged by RMC, the financial position and results of operations for RMI IV, V, VI, VII, VIII and IX may be different.

Incentive Plan

RMC has an incentive plan for its president based upon the brokerage commissions and extension fees earned by RMC. The president shall be entitled to commission payments for each fiscal year calculated as the sum of the following amounts:  1) Forty percent of the first $250,000 of brokerage commissions and extension fees earned by RMC, 2) Thirty percent of the next $2,000,000 in earned fees, and 3) Fifteen percent of all remaining fees earned.  The commission shall not be less than fifty percent of the president’s annual salary. The commission shall not exceed RMC’s taxable income for federal income tax purposes for any given fiscal year. For fiscal year 2013 the commission payable was $0.

Advances to RMI IX, syndication costs

RMC advances certain organizational and offering expenses on behalf of RMI IX. RMI IX is obligated to reimburse RMC for these costs up to an amount equal to 4.5% of gross offering proceeds until RMC has been fully reimbursed.

Syndication cost transactions are summarized in the following table for the year ended September 30, 2013.

Balance, October 1, 2012	$1,657,761
Advances made by RMC	372,984
Repayments received from RMI IX	(109,841)
Balance, September 30, 2013	$1,920,904

Investments in affiliates

RMC, as a general partner of RMI VIII, has to date received distributions for all income, and remitted contributions for all losses in accordance with its ownership percentage. At September 30, 2013, RMC’s investment in RMI VIII as a general partner was $0.

RMC acquired an investment from a limited partner in RMI VIII. This investment is accounted for under the equity method.  At September 30, 2013 the recorded value of the investment was $27,483.

RMC as a managing member of RMI IX, has an investment in RMI IX of $4,009 at September 30, 2013.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Investments in affiliates (continued)

Gymno’s investment in affiliates is presented in the following table as of September 30, 2013.

			Gymno
			Investment
		Gymno	Percent of
	Net Assets	Investment	Net Assets
RMI IV	$2,832,424	$4,820	0.17%
RMI V	1,648,791	6,437	0.39%
RMI VI	4,325,498	12,597	0.29%
RMI VII	5,464,979	7,439	0.14%
RMI VIII	194,849,500	95,514	0.05%
RMI IX, LLC	14,771,430	18,186	0.12%
Total investments	$223,892,622	$144,993

Gymno LLC

Gymno’s balance sheet is presented in the following table as of September 30, 2013.

Assets
Cash and cash equivalents	$835,118
Investments in affiliates	144,993
Total assets	$980,111

Liabilities and Stockholders’ Equity
Due to related party	$11,667

Common stock, no par, authorized 1,000,000 shares; 500
shares issued and outstanding	12,500
Retained earnings	955,944
Total liabilities and stockholders’ equity	$980,111

RMC had transferred $129,500 to the trust account at September 30, 2013 in anticipation of a loan funding.  This loan was cancelled and the monies were returned by the trust in October 2013.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Loans unpaid principal balance

Loan transactions are summarized in the following table for the year ended September 30, 2013.

	Secured	Unsecured
Principal, October 1, 2012	$440,000	$310,100
Originated for affiliates	8,053,500	—
Borrower repayments	(178,000)	(4,142)
Assigned to RMI IX	(8,315,500)	—
Principal, September 30, 2013	$—	$305,958

NOTE 4 – LOANS

At September 30, 2013, RMC had two unsecured loans. One loan is a demand note with a principal balance of $300,000 and an interest rate of 7.5%. The borrower is making monthly payments of interest only. The second loan is co-owned with four affiliated partnerships. RMC’s portion of the loan, net of a discount of $5,958, is $0. The borrower is making monthly payments to 2015.

Scheduled principal payments

Scheduled principal payment dates of the performing unsecured loans are summarized in the following table as of September 30, 2013.

Year ending September 30,
2014	$3,446
2015	2,512
Total	5,958
Demand note	300,000
Total loans, principal	$305,958

Loans bear interest at rates ranging from zero to 10%. Interest is imputed on loans with no stated interest rate.

Allowance for loan losses

At September 30, 2013 the allowance for loan loss was $0.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 5 – REAL ESTATE OWNED (REO) HELD AS INVESTMENT, NET

RMC owns three California properties. Two of the properties (owned by RMC) are single-family residences and are rented. One single-family residence is located in San Mateo County and the other is located in Riverside County. The recorded investment in these assets at acquisition was $1,778,607. The third property is undeveloped land in San Mateo County (owned by Weeks, LLC), with a recorded investment at acquisition of $1,600,000.

REO held as investment, net, had the activity and changes in the impairment reserves summarized in the following table for the year ended September 30, 2013.

			REO Held
	REO Held	Accumulated	as Investment,
	as Investment	Depreciation	Net
Balance, October 1, 2012	$3,280,007	$170,560	$3,109,447
Acquisitions	—	—	—
Improvements	—	—	—
Depreciation	—	22,542	(22,542)
Balance, September 30, 2013	$3,280,007	$193,102	$3,086,905
Number of properties	3

NOTE 6 – FIXED ASSETS AND OFFICE/EQUIPMENT LEASES

Fixed assets are summarized in the following table at September 30, 2013.

Office equipment	$255,793
Computer equipment	91,034
Software	36,327
Auto	71,297
Total fixed assets	454,451
Accumulated depreciation and amortization	(394,134)
Fixed assets, net	$60,317

At September 30, 2013 RMC had 3 months remaining on an office lease agreement with a remaining commitment of $100,148 to be paid. Subsequent to the year end, RMC entered into new leasing agreements for office space and certain equipment. The future minimum lease payments for these agreements are as follows:

2014	$189,742
2015	143,831
2016	143,831
2017	143,831
Total	$621,235

RMC has contracted with an independent service bureau for computer processing services for the partnership and RMI IX accounting functions related to the individual investors at approximately $8,750 per month. The contract has expired and the parties are operating under the automatic one-year extension with a stated 5% increase in fees, while negotiating a new long-term contract. RMC receives reimbursement of a major portion of its computer processing expenses from the five affiliated limited partnerships and RMI IX.

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 7 – MORTGAGE NOTES PAYABLE

Mortgage notes payable activity is summarized in the following table for the year ended September 30, 2013.

Balance, beginning of year	$1,618,782
Payments	(104,331)
Balance, September 30, 2013	$1,514,451

As of September 30, 2013, RMC has mortgage notes payable on two of the REO held as investment. One note (by RMC) is owed to an individual with an unpaid principal balance of $396,634 with an interest rate of 5.0%, is interest only, and matures August 2014. The other note (by Weeks, LLC) is owed to three affiliated limited partnerships with an unpaid principal balance of $1,117,817, an interest rate of 7.0%, amortized for 20 years, and matures January 2016.

Future minimum principal payments are summarized in the following table at September 30, 2013.

For the year ending September 30,
2014	$438,809
2015	45,224
2016	1,030,418
Total mortgage notes payable	$1,514,451

NOTE 8 – PROFIT-SHARING PLAN

RMC has a defined contribution profit-sharing plan available to all employees upon meeting eligibility requirements. RMC may make discretionary contributions to the plan on an annual basis.

NOTE 9 – INCOME TAXES

The Company’s estimated net operating loss (“NOL”) carry forwards available are approximately $3,483,000 for federal taxes and $2,367,000 for California taxes at September 30, 2013.  The NOLs can be carried forward twenty years for federal taxes and twenty years for California taxes and expire at various times through the year 2032.

Significant components of the net deferred tax liability are summarized in the following table at September 30, 2013.

Brokerage-related rights, loan originations, net	$3,243,442
Net operating loss carry forwards	(1,393,570)
State deferred taxes	(146,389)
Other	(136,483)
Net deferred tax liability	$1,567,000

REDWOOD MORTGAGE CORP.
and Subsidiaries
NOTES TO THE CONSOLIDATED BALANCE SHEET
September 30, 2013

NOTE 10 – GUARANTEES

RMC guaranteed two loans issued by four affiliated limited partnerships with balances totaling approximately $222,000 at September 30, 2013. RMC has guaranteed to cover losses, if any, incurred by the partnerships related to these loans to the extent such losses exceed the then existing reserves, as defined in the agreement, and related collateral value. The two loans are substantially reserved for in the partnership loan loss reserves.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting principles generally accepted in the United States of America (GAAP) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its financial assets and financial liabilities based on the fair value hierarchy established in GAAP. The standard describes three levels of inputs that may be used to measure fair value (Level 1, Level 2 and Level 3). Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

The Company has no assets or liabilities recorded at fair value on a recurring basis.

The Company had no foreclosures or loans designated impaired during the year ended September 30, 2013.

NOTE 12 – SUBSEQUENT EVENTS

The Company has no subsequent event events through January 22, 2014, the date the financial statements were available to be issued.